                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Geon Company of our report dated January 27, 2000, included in the 1999 Annual Report to the Stockholders of The Geon Company.

Our audit also included the financial statement schedule of The Geon Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-80522) of The Geon Company and in the related prospectus, in the Registration Statement (Form S-8 No. 33-92398) pertaining to The Geon Retirement Savings Plan, in the Registration Statement (Form S-8 No. 33-80262) pertaining to The Geon Company Deferred Compensation Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 33-62112) pertaining to The Geon Company Incentive Stock Plan, in the Registration Statement (Form S-8 No. 33-65520) pertaining to The Geon Company Retirement Plus Savings Plan, in the Registration Statement (Form S-8 No. 33-65518) pertaining to The Geon Company Retirement Plus Savings Plan for Wage Employees, in the Registration Statement (Form S-8 No. 333-81025) pertaining to The Geon Company 1998 Interim Stock Plan, and in the Registration Statement (Form S-8 No. 333-81027) pertaining to The Geon Company 1999 Incentive Stock Plan of our report dated January 27, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of The Geon Company.


                                                   /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 23, 2000